As filed with the Securities and Exchange Commission On August 8, 2005

Registration No. 811-8162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

AMENDMENT NO. 32 TO THE

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

MASTER INVESTMENT PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

45 Fremont Street

San Francisco, CA 94105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 244-1544

c/o Investors Bank & Trust Company

200 Clarendon Street

Boston, Massachusetts 02116

(Name and Address of Agent for Service)

With a copy to:

Marco E. Adelfio, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W., Suite 5500

Washington, D.C. 20006-1812

MASTER INVESTMENT PORTFOLIO

INTERNATIONAL INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

This Amendment No. 32 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the “1940 Act”) in order to provide notice of the closure and liquidation of the Master Investment Portfolio (“MIP”) International Index Master Portfolio (the “Master Portfolio”). The Master Portfolio expects to liquidate on September 9, 2005.

On June 1, 2005, the Board of Trustees of MIP unanimously voted to close and liquidate the Master Portfolio. The Master Portfolio will no longer be available for investment as of September 2, 2005, and the liquidation of the Master Portfolio is expected to be completed on September 9, 2005 (the “Liquidation Date”).

General. MIP is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Master Portfolio, a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

June 17, 2005

As supplemented August 8, 2005

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The International Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Free Index (the “MSCI EAFE Free Index,” or the “Index”).[1]

[1]	Morgan Stanley Capital International Inc. (“MSCI”) does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors (“BGFA”) or the Master Portfolio. “Morgan Stanley Capital International Europe, Australia, Far East Free Index®,” “MSCI EAFE Free Index®,” and “EAFE®,” are trademarks of MSCI. The Master Portfolio is not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

PRINCIPAL INVESTMENT STRATEGIES

•	The International Index Master Portfolio seeks to match the total return performance of foreign stock markets by investing in common stocks included in the MSCI EAFE Free Index. The MSCI EAFE Free Index has been developed by MSCI and includes stocks from Europe, Australiasia, and the Far East. The MSCI EAFE Free Index is commonly used as a measure of international stock performance. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the MSCI EAFE Free Index. Under normal circumstances, at least 90% of the value of the Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the MSCI EAFE Free Index. BGFA considers investments that provide substantially similar exposure to securities in the MSCI EAFE Free Index to be securities comprising such Index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BGFA.

The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the MSCI EAFE Free Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the MSCI EAFE Free Index may be affected by, among other things: the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the MSCI EAFE Free Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master

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Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising the MSCI EAFE Free Index. BGFA regularly monitors the Master Portfolio’s correlation to the MSCI EAFE Free Index and adjusts the Master Portfolio’s portfolio to the extent necessary to achieve a correlation of at least 95% with the Index. Inclusion of a security in the MSCI EAFE Free Index in no way implies an opinion by MSCI as to its attractiveness as an investment.

BGFA may use statistical sampling techniques to attempt to replicate the returns of the MSCI EAFE Free Index using a smaller number of securities. Statistical sampling techniques attempt to match the investment characteristics of the Index and the Master Portfolio by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, earnings growth, country weightings and the effect of foreign taxes. The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the MSCI EAFE Free Index. However, the Master Portfolio is not expected to track the MSCI EAFE Free Index with the same degree of accuracy that complete replication of such index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the MSCI EAFE Free Index.

The Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in securities in the index. The Master Portfolio may invest up to 15% of the value of its assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days.

RISK CONSIDERATIONS

General — The net asset value of the Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities — The equity investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. Stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments. In addition, many of the companies whose securities comprise the MSCI EAFE Free Index are small to medium size companies, which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

Foreign Investment Risk — Investing in the securities of issuers in any foreign country, including through American Depository Receipts (“ADRs”) and European Depository Receipts (“EDRs”), involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or potentially confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, amounts realized on foreign securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with investments in foreign securities may include higher custodial fees than apply to domestic custodial arrangements. The Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Issuer-Specific Changes — Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the value of an issuer’s securities.

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Tracking Error Risk – Certain factors may affect BGFA’s ability to achieve close correlation with the MSCI EAFE Free Index, such as rounding of prices and changes to the index and regulatory policies. Therefore, the return of the Master Portfolio may deviate from that of the index.

Other Investment Considerations — The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolios may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. In addition, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by the Master Portfolio gives rise to negative exposure (that is, if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio’s performance. The Master Portfolio may also invest in securities that are subject to legal restriction on their re-sale and may be considered illiquid. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio.

In response to market, economic, political or other conditions, BGFA may temporarily use a different investment strategy for defensive purposes. If BGFA does so, different factors could affect the Master Portfolio’s performance and the Master Portfolio may not achieve its investment objective.

PORTFOLIO HOLDINGS

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

See Item 11, “Description of the Master Portfolio and Its Investments and Risks,” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (“BGI”), which, in turn, is an indirect subsidiary of Barclays Bank PLC and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at an annual rate of 0.15% of the first $1 billion, and 0.10% thereafter, of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

ADMINISTRATOR – BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

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BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as fees payable to BGFA and BGI. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. BGI is entitled to receive a monthly fee at the annual rate of 0.10% of the first $1 billion, and 0.07% thereafter, of the average daily net assets of the Master Portfolio. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

PORTFOLIO MANAGERS

Carl Gilchrist and Lisa Chen are primarily responsible for the day-to-day management of the International Index Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategy, researching and reviewing investment strategy, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Carl Gilchrist is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the International Index Master Portfolio for three years. Prior to becoming a senior Portfolio Manager, Mr. Gilchrist was employed by Barclays Global Investors as a Portfolio Manager from 1995 to 2002.

Lisa Chen is an employee of BGFA and BG and has been primarily responsible for the day-to-day management of the International Index Master Portfolio for over six years.

The International Index Master Portfolio’s Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Fund for which they are Portfolio Managers.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

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An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

The Master Portfolio’s investments are valued using fair value pricing on any business day in which there is a significant market fluctuation, as determined by an independent valuation model, that occurs after the close of the foreign markets but prior to the time as of which the Master Portfolio’s net asset value is computed.

Valuing the Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations. Accordingly, fair value pricing could result in a difference between the prices used to calculate the Master Portfolio’s net asset value and the prices used by the Master Portfolio’s benchmark index, which, in turn, could result in a difference between the Master Portfolio’s performance and the performance of the Master Portfolio’s benchmark index. In addition, fair value pricing could have the benefit of reducing potential arbitrage opportunities presented by a lag between a change in the value of the Master Portfolio’s investments and the reflection of that change in the Master Portfolio’s net asset value.

Because foreign markets may be open on different days than the days during which an interestholder may purchase the Master Portfolio’s interests, the value of the Master Portfolio’s investments may change on days when interestholders are not able to purchase the Master Portfolio’s interests.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations and interpretations. Investments in the Master Portfolio may not be transferred.

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The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolio and its interestholders. Depending on various factors, such as the size of the Master Portfolio and the amount of assets maintained in cash, frequent trading may harm the performance of the Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”).

BGI will monitor for market timing activity in the Master Portfolio pursuant to a policy and procedures adopted by the Master Portfolio’s Board of Trustees. Due to the complexity and subjectivity involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. In addition, BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. BGI, however, monitors aggregate trades and seeks to work with feeder funds to address potential market timing activity that has a significant effect on the performance of the Master Portfolio and restrict or eliminate such activity where possible. The Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolio in light of the nature of the Master Portfolio’s interestholders.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the interestholder’s payment date.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be

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subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that is an accredited investor and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

INTERNATIONAL INDEX MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

June 17, 2005

As supplemented August 8, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the International Index Master Portfolio’s Part A, also dated June 17, 2005, as supplemented August 8, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the International Index Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for

other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolio may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities, and provided further that the Master Portfolio reserves the right to concentrate in any industry in which the index that the Master Portfolio tracks becomes concentrated to approximately the same degree during the same period.

(2) Purchase the securities of any single issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(5) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph.

(6) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(7) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 3, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio may not purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs.

(5) The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 90% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in securities comprising the Morgan Stanley Capital International Europe, Australia, Far East Free Index. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

Borrowing

The Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, the Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Master Portfolio maintains a segregated account.

Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Foreign Currency Forward Contracts.

The Master Portfolio’s investments in foreign obligations and securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. To attempt to minimize risks to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies, including the possibility of increased tracking error, the Master Portfolio may enter into foreign currency forward contracts. Foreign currency forward contracts are negotiated, over-the-counter transactions pursuant to which the parties take positions against future movements in currency prices. In a typical forward contract, one party agrees to pay any increase in the price of the underlying currency during the life of the contract, while the other agrees to pay any decrease.

The Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the U.S. dollar price of the security (a “transaction hedge”). In addition, when Barclays Global Fund Advisors (“BGFA”) believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio’s securities denominated in such foreign currency, or when BGFA believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a “position hedge”). The Master Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where BGFA believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the portfolio securities are denominated (a “cross-hedge”).

Foreign currency hedging transactions are an attempt to protect the Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures.

The cost to the Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which the Master Portfolio enters into foreign currency transactions. The use of foreign currency forward contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future.

The Master Portfolio also may engage in foreign currency transactions on a spot (i.e., cash) basis and may purchase or sell foreign currency futures contracts.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Futures Contracts and Options Transactions.

The Master Portfolio may enter into futures contracts and may purchase and write (i.e., sell) options thereon. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are also subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by the Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute.

The Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., a short position) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. If the Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If, instead, the Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities.

Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the Master Portfolio.

The Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, the Master Portfolio is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Stock Index Futures and Options on Stock Index Future.

The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. The Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

An option on a stock index is similar to an option on a stock except that (a) the expiration cycles vary either monthly or quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

Index Swaps.

The Master Portfolio may enter into index swaps. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments.

The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments that are not presently contemplated for use by the Master Portfolio or that are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its Part A or Part B.

Hedging and Related Strategies.

The Master Portfolio may attempt to protect the U.S. dollar equivalent value of one or more of its investments (hedge) by purchasing and selling foreign currency futures contracts and by purchasing and selling currencies on a spot (i.e., cash) or forward basis. Foreign currency futures contracts are bilateral agreements pursuant to which one party agrees to make, and the other party agrees to accept, delivery of a specified type of currency at a specified future time and at a specified price. Although such futures contracts by their terms call for actual delivery or acceptance of currency, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. A forward currency contract involves an obligation to purchase or sell a specific currency at a specified future date, which may be any fixed number of days from the contract date agreed upon by the parties, at a price set at the time the contract is entered into.

The Master Portfolio may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date either with respect to specific transactions or with respect to portfolio positions. For example, the Master Portfolio may enter into a forward currency contract to sell an amount of a foreign currency approximating the value of some or all of the Master Portfolio’s securities denominated in such currency. The Master Portfolio may use forward contracts in one currency or a basket of currencies to hedge against fluctuations in the value of another currency when BGFA anticipates there will be a correlation between the two and may use forward currency contracts to shift the Master Portfolio’s exposure to foreign currency fluctuations from one country to another. The purpose of entering into these contracts is to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies.

BGFA might not employ any of the strategies described above, and there can be no assurance that any strategy used will succeed. If BGFA incorrectly forecasts exchange rates, market values or other economic factors in utilizing a strategy for the Master Portfolio, the Master Portfolio might have been in a better position had it not hedged at all. The use of these strategies involves certain special risks, including (1) the fact that skills needed to use hedging instruments are different from those needed to select the Master Portfolio’s securities, (2) possible imperfect (or no) correlation between price movements of hedging instruments and price movements of the investments being hedged, (3) the fact that, while hedging strategies can reduce the risk of loss, they can also reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments, and (4) the possible inability of the Master Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Master Portfolio to sell a portfolio security at a disadvantageous time, due to the need for the Master Portfolio to maintain “cover” or to segregate securities in connection with hedging transactions and the possible inability of the Master Portfolio to close out or to liquidate its hedged position.

New financial products and risk management techniques continue to be developed. The Master Portfolio may use these instruments and techniques to the extent consistent with its investment objectives and regulatory and tax considerations.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective.

Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Companies and Exchange Traded Funds.

The Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. The Master Portfolio has obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

The Master Portfolio may purchase shares of exchange-traded funds (“ETFs”). Typically, the Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by the Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, the Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and the Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

The Master Portfolio may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the 1933 Act (“Rule 144A Securities”). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to the Master Portfolio. Privately issued or Rule 144A securities that are determined by BGFA to be “illiquid” are subject to the Master Portfolio’s policy of not investing more than 15% of its net assets in illiquid securities. BGFA will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by the Master Portfolio on a case-by-case basis and may consider the following factors, among others, in its evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Reverse Repurchase Agreements.

The Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that the Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if the Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and the Master Portfolio intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Master Portfolio’s assets. The custodian bank will maintain a separate account for the Master Portfolio with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Securities of Non-U.S. Issuers.

The Master Portfolio invests substantially all of its assets in securities of non-U.S. issuers. The foreign securities in which the Master Portfolio may invest include common stocks, preferred stocks, warrants, convertible securities and other securities of issuers organized under the laws of countries other than the United States. Such securities also include equity interests in foreign investment funds or trusts, real estate investment trust securities and any other equity or equity-related investment whether denominated in foreign currencies or U.S. dollars.

Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

From time to time, investments in other investment companies may be the most effective available means by which the Master Portfolio may invest in securities of issuers in certain countries. Investment in such investment companies may involve the payment of management expenses and, in connection with some purchases, sales loads, and payment of substantial premiums above the value of such companies’ portfolio securities. At the same time, the Master Portfolio would continue to pay its own management fees and other expenses.

Investment income on certain foreign securities in which the Master Portfolio may invest may be subject to foreign withholding and other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Master Portfolio would be subject.

Obligations of Foreign Governments, Supranational Entities and Banks.

The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development

Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

For temporary defensive purposes, the Master Portfolio may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

Depositary Receipts.

The Master Portfolio may invest in foreign securities through American Depositary Receipts (“ADRs”), Canadian Depositary Receipts (“CDRs”), European Depositary Receipts (“EDRs”), International Depositary Receipts (“IDRs”) and Global Depositary Receipts (“GDRs”) or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR. EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non-U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe.

Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e. GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e., FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC), or Federal Home Loan Bank (i.e., FHLB) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

Portfolio Holdings Information.

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of the California State Automobile Association; Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio’s accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio’s financial statements and interacting with the Master Portfolio’s independent auditors on behalf of the full Board. As of January 1, 2004, Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master Portfolios and Family of Investment Companies (as of December 31, 2004)

	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Interested Trustee
Lee T. Kranefuss	0	D

Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed a comparison of the Master Portfolio’s performance information to other funds in a peer group. The Board then reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolio and considers whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) level of profits realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; and (iv) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004

Code of Ethics.

The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of August 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Jurisdiction of Organization	Percentage of Master Portfolio	Nature of Ownership
State Farm EAFE Index Fund One State Farm Plaza Bloomington, IL 61791	Delaware	100%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.15% of the first $1 billion, and 0.10% thereafter, of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid BGFA the following advisory fees:

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
International Index	$137,255	$167,510	$150,762

Administrator.

BGI serves as the administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI.

Administration Fees.

BGI is entitled to receive monthly fees at the annual rate of 0.10% of the first $1 billion, and 0.07% thereafter, of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses, as described below under “Expenses.” BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator. For the periods shown below, the Master Portfolio paid BGI the following in administration fees:

Master Portfolio	Fiscal Year Ended 12/31/2002*	Fiscal Year Ended 12/31/2003*	Fiscal Year Ended 12/31/2004
International Index	$91,503	$111,674	$100,508

*	Stephens Inc. (“Stephens”) and BGI serviced as co-administrators of the Master Portfolio until April 1, 2003. Therefore, fees paid for the above periods, through March 31, 2003, were paid jointly to Stephens and BGI.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian.

IBT is the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent.

IBT also acts as each Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as counsel to the Trust.

Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as investment advisory fees payable to BGFA and administration fees, if any, payable to BGI, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individual named as Portfolio Manager in the International Master Portfolio’s prospectus was also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the International Master Portfolio, as indicated in the table below:

Carl Gilchrist	Number of other Accounts Managed	Total Assets
Registered Investment Companies	3	$$533,459,627
Other Pooled Investment Vehicles	75	$72,585,767,260
Other Accounts	7	$12,752,821,167

Lisa Chen	Number of other Accounts Managed	Total Assets
Registered Investment Companies	35	$33,327,258,150
Other Pooled Investment Vehicles	0	$0
Other Accounts	3	$335,156

Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management seeks to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the

International Index Master Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the International Index Master Portfolio, seeking such investment opportunity. As a consequence, from time to time the International Index Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the International Index Master Portfolio, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the International Index Master Portfolio should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Manager’s favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, for the International Index Master Portfolio, the Portfolio Managers receive a salary and is eligible to receive an annual bonus. The Portfolio Managers’ salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Managers’ title, scope of responsibilities, experience and knowledge. The Portfolio Managers’ bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Managers’ business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Managers’ salary and annual bonus are paid in cash. In addition, the Portfolio Managers may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If the Portfolio Managers satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Managers may elect to defer a portion of his or her bonus under that Plan.

Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

The Portfolio Managers may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the CoreAlpha Bond Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The CoreAlpha Bond Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders. The variation in the portfolio turnover rate for the International Index Master Portfolio for the fiscal year ended 2004 (39%) as compared to the Master Portfolio’s portfolio turnover rate for the fiscal year ended 2003 (18%) is due to variation in interestholder activity.

Brokerage Commissions.

The table below sets forth the brokerage commissions paid by each Master Portfolio for the periods noted. Any differences in brokerage commissions paid by the Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions.

None of these brokerage commissions were paid to affiliated broker.

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
International Index	$61,382	$37,009	$47,009

Brokerage Commissions Paid to Affiliates.

The table below sets forth the brokerage commissions paid by each Master Portfolio to Barclays Global Investor Services (“BGIS”), an affiliate of BGFA and subsidiary of BGI, for the periods noted.

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
International Index	$300	$0	$0

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
International Index		$1,308,937
	Royal Bank of Scotland Group PLC	$1,114,415
	UBS AG Registered Credit Suisse Group	$593,349

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation.

Foreign currency-denominated securities are valued using foreign currency exchange rates provided by independent sources.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability regardless, of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by the Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Master Portfolio may incur the tax and interest charges described above in some instances.

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant noncash income, such noncash income could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-7332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

MASTER INVESTMENT PORTFOLIO

RUSSELL 2000 INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

This Amendment No. 32 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the “1940 Act”) in order to provide notice of the closure and liquidation of the Master Investment Portfolio (“MIP”) Russell 2000 Index Master Portfolio (the “Master Portfolio”). The Master Portfolio expects to liquidate on September 9, 2005.

On June 1, 2005, the Board of Trustees of MIP unanimously voted to close and liquidate the Master Portfolio. The Master Portfolio will no longer be available for investment as of September 2, 2005, and the liquidation of the Master Portfolio is expected to be completed on September 9, 2005 (the “Liquidation Date”).

General. MIP is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Master Portfolio, a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the 1940 Act and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

June 17, 2005

As supplemented August 8, 2005

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The Russell 2000 Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Russell 2000 Index.[1]

The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

[1]	Frank Russell Company does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors (“BGFA”) or the Master Portfolio. Frank Russell Company and Russell 2000® Index are trademarks of Frank Russell Company. The Master Portfolio is not sponsored, endorsed, sold, or promoted by Frank Russell Company, and Frank Russell Company makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

PRINCIPAL INVESTMENT STRATEGIES

•	The Russell 2000 Index Master Portfolio seeks to match the total return performance of the small-capitalization sector of the U.S. stock market by investing in common stocks included in the Russell 2000 Index. The Russell 2000 Index measures the performance of the small-capitalization sector of the U.S. equity market. The Russell 2000 Index consists of the smallest 2000 companies in the Russell 3000 Index. The Russell 3000 Index represents approximately 98% of the U.S. equity market. The Russell 2000 Index represents approximately 8% of the total market capitalization of the Russell 3000 Index. The weightings of stocks in the Russell 2000 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Russell 2000 Index. Under normal circumstances, at least 90% of the value of the Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in investments comprising the Russell 2000 Index. BGFA considers investments that provide substantially similar exposure to securities in the Russell 2000 Index to be investments comprising such index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BGFA.

The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the Russell 2000 Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the Russell 2000 Index may be affected by, among other things: the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the

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total return of the Russell 2000 Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising the Russell 2000 Index. BGFA regularly monitors the Master Portfolio’s correlation to the Russell 2000 Index and adjusts the Master Portfolio’s portfolio to the extent necessary to achieve a correlation of at least 95% with the index. Inclusion of a security in the Russell 2000 Index in no way implies an opinion by Frank Russell Company as to its attractiveness as an investment.

BGFA may use statistical sampling techniques to attempt to replicate the returns of the Russell 2000 Index using a smaller number of securities. Statistical sampling techniques attempt to match the investment characteristics of the index and the Master Portfolio by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, and earnings growth. The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Russell 2000 Index. However, the Master Portfolio is not expected to track the Russell 2000 Index with the same degree of accuracy that complete replication of such index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the Russell 2000 Index.

The Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in securities in the index. The Master Portfolio may invest up to 15% of the value of its assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days.

RISK CONSIDERATIONS

General — The net asset value of the Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities — The equity investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments. In addition, many of the companies whose securities comprise the Russell 2000 Index are smaller companies, which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

Issuer-Specific Changes — Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the value of an issuer’s securities.

Small Company Investing — The value of securities of smaller, less well-known issuers can be more volatile than that of larger issuers and can react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks. Smaller issuers can have more limited product lines, markets and financial resources.

Tracking Error Risk – Certain factors may affect BGFA’s ability to achieve close correlation with the Russell 2000 Index, such as rounding of prices and changes to the index and regulatory policies. Therefore, the return of the Master Portfolio may deviate from that of the index.

Other Investment Considerations — The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or

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specified assets, indices or rates. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. In addition, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by the Master Portfolio gives rise to negative exposure (that is, if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio’s performance. The Master Portfolio may also invest in securities that are subject to legal restrictions on their sale and may be considered illiquid. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio.

PORTFOLIO HOLDINGS

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

See Item 11, “Description of the Master Portfolios and Their Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (“BGI”), which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

ADMINISTRATOR – BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as fees payable to BGFA and BGI. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. BGI is entitled to receive a monthly fee at an annual rate of 0.02% of the average daily net assets of the Master Portfolio. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pay IBT for those services out of the fees BGI receives for its services as administrator.

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PORTFOLIO MANAGER

Ed Corallo and Patrick O’Connor are primarily responsible for the day-to-day management of the Russell 2000 Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategy, researching and reviewing investment strategy, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Ed Corallo is an employee of Barclays Global Fund Advisors (“BGFA”) and Barclays Global Investors, N.A. (“BGI”) and has been primarily responsible for the day-to-day management of the Russell 2000 Master Portfolio since April 1999.

Patrick O’Connor is an employee of Barclays Global Fund Advisors (“BGFA”) and Barclays Global Investors, N.A. (“BGI”) and has been primarily responsible for the day-to-day management of the Russell 2000 Master Portfolio since September 1999.

The Russell 2000 Master Portfolio’s Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Funds for which they are Portfolio Managers.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

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In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

Valuing the Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations. Accordingly, fair value pricing could result in a difference between the prices used to calculate the Master Portfolio’s net asset value and the prices used by the Master Portfolio’s benchmark index, which, in turn, could result in a difference between the Master Portfolio’s performance and the performance of the Master Portfolio’s benchmark index.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations and interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolio and its interestholders. Depending on various factors, such as the size of the Master Portfolios and the amount of assets maintained in cash, frequent trading may harm the performance of the Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”).

BGI will monitor for market timing activity in the Master Portfolio pursuant to a policy and procedures adopted by the Master Portfolio’s Board of Trustees. Due to the complexity and subjectivity

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involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. In addition, BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. BGI, however, monitors aggregate trades and seeks to work with feeder funds to address potential market timing activity that has a significant effect on the performance of the Master Portfolio and restrict or eliminate such activity where possible.

The Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolio in light of the nature of the Master Portfolio’s interestholders.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be distributed to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. The Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be distributed at least annually to an interestholder’s account on the interestholder’s payment date.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to

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that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding “feeder fund” that is an accredited investor and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

RUSSELL 2000 INDEX MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

June 17, 2005

As supplemented August 8, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Russell 2000 Index Master Portfolio’s Part A, also dated June 17, 2005, as supplemented August 8, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Russell 2000 Index Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for

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other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolio may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff); and provided further that the Master Portfolio reserves the right to concentrate in any industry in which the Russell 2000 Index becomes concentrated approximately to the same degree during the same period.

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

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(5) Make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of the Master Portfolio’s total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Master Portfolio’s investment program may be deemed to be an underwriting.

(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 5, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 90% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in securities comprising the Russell 2000 Index. The notice will be provided in plain English in a separate written document, and will contain

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the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

Borrowing.

The Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, the Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Master Portfolio maintains a segregated account.

Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if Barclays Global Fund Advisors (“BGFA”) determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

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Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Futures Contracts and Options Transactions.

The Master Portfolio may enter into futures contracts and may purchase and write (i.e. sell) options thereon. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are also subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by the Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute.

The Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., a short position) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. If the Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If, instead, the Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities.

Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

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Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the Master Portfolio.

The Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, the Master Portfolio is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Stock Index Futures and Options on Stock Index Futures.

The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. The Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

An option on a stock index is similar to an option on a stock except that (a) the expiration cycles vary either monthly or quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

Index Swaps.

The Master Portfolio may enter into index swaps. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of

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payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments.

The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments that are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its Part A or Part B.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Initial Public Offerings.

The Master Portfolio may purchase shares issued in initial public offerings (“IPOs”) in anticipation of such shares becoming part of the Russell 2000 Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company’s securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Russell 2000 Index at the time of the Master Portfolio’s purchase, the Master Portfolio’s investments in IPOs may cause its performance to track the Russell 2000 Index less closely.

Investment Companies and Exchange Traded Funds.

The Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. The Master Portfolio has obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

The Master Portfolio may purchase shares of exchange-traded funds (“ETFs”). Typically, the Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory

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fees at both the Master Portfolio level and the ETF level for investments by the Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, the Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and the Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

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Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933 (the 1933 Act), or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements.

The Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that the Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if the Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and the Master Portfolio intends to use the reverse repurchase technique only when

BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Master Portfolio’s assets. The custodian bank will maintain a separate account for the Master Portfolio with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e., GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e., FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC), or Federal Home Loan Bank (i.e., FHLB) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no

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assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

Portfolio Holdings Information.

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

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The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, N.A., Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

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Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio’s accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio’s financial statements and interacting with the Master Portfolio’s independent auditors on behalf of the full Board. Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master Portfolios and Family of Investment Companies (as of December 31, 2004)

	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Interested Trustee
Lee T. Kranefuss	0	D

Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board

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is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed a comparison of the Master Portfolio’s performance information to other funds in a peer group. The Board then reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolio and considers whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) level of profits realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; and (iv) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex. As of the date of this Part B, the Trustees and Principal Officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interest of the Trust.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

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Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

Code of Ethics.

The Trust BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

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BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of August 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Jurisdiction of Organization	Percentage of Master Portfolio
State Farm Russell 2000 Index Fund One State Farm Plaza Bloomington, IL 61710	Delaware	100%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees:

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$57,447	$94,049	$153,342

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Administrator.

BGI serves as the administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI.

Administration Fees.

BGI is entitled to receive a monthly fee at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses as described below under “Expenses”. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

For the periods shown below, the Master Portfolio paid BGI the following administration fees:

Master Portfolio	Fiscal Year Ended 12/31/2002*	Fiscal Year Ended 12/31/2003*	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$14,362	$23,512	$38,336

*	Stephens Inc. (“Stephens”) and BGI serviced as co-administrators of the Master Portfolio until April 1, 2003. Therefore, fees paid for the above periods, through March 31, 2003, were paid jointly to Stephens and BGI.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian.

IBT is the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it receives compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP., 2000 Pennsylvania Avenue NW, Washington, D.C. 20006, serves as legal counsel to the Trust.

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Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as investment advisory fees payable to BGFA and administration fees, if any, payable to BGI, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individuals named as Portfolio Managers in the Russell 2000 Master Portfolio’s prospectuses were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the Russell 2000 Master Portfolio, as indicated in the table below:

Ed Corallo	Number of other Accounts Managed	Total Assets
Registered Investment Companies	60	$76,393,130,652
Other Pooled Investment Vehicles	2	$1,235,585,422
Other Accounts	8	$2,338,549,334

Patrick O’Connor	Number of other Accounts Managed	Total Assets
Registered Investment Companies	60	$76,393,130,652
Other Pooled Investment Vehicles	2	$1,235,585,422
Other Accounts	10	$2,338,848,763

Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Russell 2000 Master Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Russell 2000 Master Portfolio, seeking such investment opportunity. As a consequence, from time to time the Russell 2000 Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the Russell 2000 Master Portfolio, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for

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its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Russell 2000 Master Portfolio should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, for the Russell 2000 Master Portfolio, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

As of December 31, 2004, the Portfolio Managers beneficially owned shares of the Russell 2000 Master Portfolio for which they are primarily responsible for the day-to-day management in amounts reflected in the following table.

Russell 2000 Index Master Portfolio

	None	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
Ed Corallo	X

Patrick O’Connor	X

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio

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securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfoli has adopted policies and procedures that prohibit the consideration of sales of the Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

The Master Portfolios’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of the Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as the Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in with the Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolio will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders. The variation in the portfolio turnover rate for the Russell 2000 Index Master Portfolio for the fiscal year ended 2004 (20%) as compared to the Master Portfolio’s portfolio turnover rate for the fiscal year ended 2003 (48%) is due to the inclusion of in-kind transactions of the master portfolio in the reported 2003 rate. The portfolio turnover rate the fiscal year ended 2003 excluding in-kind transactions for the Russell 2000 Index Master Portfolios was 22%.

Brokerage Commissions.

For the periods shown below, the Master Portfolio paid the following brokerage commissions.

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$56,650	$63,185	$43,642

Brokerage Commissions Paid to Affiliates.

For the periods shown below, the Master Portfolio paid brokerage commissions to Barclays Global Investors Services (“BGIS”), a subsidiary of BGI, in the dollar amounts shown below.

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$0	$0	$0

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Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
Russell 2000 Index	Investment Technology Group Inc.	$169,580

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master

Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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Payment for interests of the Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

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It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant noncash income, such noncash income could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-07332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

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“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

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“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

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“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

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Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

File No. 811-8162

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit	Description
(a)(1)	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993 and August 31, 1998.

(a)(2)	Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993 and August 31, 1998.

(a)(3)	Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.

(a)(4)	Certificate of Amendment to the Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.

(b)	By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15, 1993 and August 31, 1998.

(c)	Not Applicable.

(d)(1)	Investment Advisory Contract by and among Barclays Global Fund Advisors (“BGFA”) and Master Investment Portfolio (“MIP”) on behalf of the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(d)(2)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 8, 1996.

(d)(3)	Investment Advisory Contract by and among BGFA and MIP on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 8, 1996.

(d)(4)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Money Market Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(5)	Investment Advisory Contract by and among BGFA and MIP on behalf of the International Index Master Portfolio, incorporated by reference to Amendment No. 11 to the Registration Statement, filed September 30, 1999.

(d)(6)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Russell 2000 Index Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

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Exhibit	Description

(d)(7)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Prime Money Market Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(d)(8)	Form of Investment Advisory Contract by and among BGFA and MIP on behalf of the Active Stock Master Portfolio and CoreAlpha Bond Master Portfolio, incorporated by reference to Amendment No. 22, filed January 16, 2004.

(d)(9)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio, incorporated by reference to Amendment No. 28 to the Registration Statement, filed January 28, 2005.

(e)	Not Applicable.

(f)	Not Applicable.

(g)	Custody Agreement with Investors Bank & Trust Co. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(1)	Administration Agreement with Barclays Global Investors, N.A. (“BGI”) on behalf of each Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(h)(2)	Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(h)(3)	Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc., Strong Funds Distributors, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 7 to the Registration Statement, filed August 31, 1998.

(h)(4)	Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(5)	First Amendment to the Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(6)	Third Party Feeder Fund Agreement by and among Diversified Investors Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(7)	Third Party Feeder Fund Agreement by and among Diversified Institutional Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(8)	Third Party Feeder Fund Agreement by and among Vantagepoint Funds, ICMA - RC Services, LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

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Exhibit	Description
(h)(9)	Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(10)	Amendment No. 2 to the Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(11)	Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com Asset Management, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(12)	Third Party Feeder Fund Agreement by and among Atlas Assets, Inc., Atlas Securities, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(13)	Third Party Feeder Fund Agreement by and among BB&T Funds, BISYS Fund Services Limited Partnership and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(14)	Third Party Feeder Fund Agreement by and among State Farm Mutual Fund Trust, State Farm VP Management Corp. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(i)	Not Applicable.

(j)(1)	Consent of Independent Auditors (PricewaterhouseCoopers, LLP). Incorporated by reference to Amendment No. 29, filed May 2, 2005.

(j)(2)	Power of Attorney for Mary G.F. Bitterman, Jack S. Euphrat, Lee T. Kranefuss, Richard K. Lyons and Leo Soong, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(k)	Not Applicable.

(l)	Not Applicable.

(m)	Not Applicable.

(n)	Not Applicable.

(p)(1)	Joint Code of Ethics of BGIF and MIP, incorporated by reference to Amendment No. 31, filed June 17, 2005.

(p)(2)	Code of Ethics of Barclays Global Fund Advisors, incorporated by reference to Amendment No. 31, filed June 17, 2005.

(p)(3)	Code of Ethics of SEI, incorporated by reference to Amendment No. 29, filed May 2, 2005.

Item 24. Persons Controlled by or Under Common Control with Registrant

As of August 1, 2005, each Fund listed below owned the following percentages of the outstanding beneficial interests of the corresponding Master Portfolios of MIP. For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a Fund in the table below is identified as the beneficial owner of more than 25% of the corresponding Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

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Master Portfolio	Fund	Percentage of beneficial interests held
Active Stock Master Portfolio (MIP)	LifePath 2020 Master Portfolio Master Investment Portfolio 45 Fremont Street San Francisco, CA 94105	35%

	LifePath 2030 Master Portfolio Master Investment Portfolio 45 Fremont Street San Francisco, CA 94105	26%

Bond Index Master Portfolio (MIP)	Bond Index Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%

CoreAlpha Bond Master Portfolio (MIP)	LifePath 2010 Master Portfolio Master Investment Portfolio 45 Fremont Street San Francisco, CA 94105	34%

	LifePath 2020 Master Portfolio Master Investment Portfolio 45 Fremont Street San Francisco, CA 94105	35%

Government Money Market Master Portfolio (MIP)	Government Money Market Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%

Treasury Money Market Master Portfolio (MIP)	Treasury Money Market Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%

Money Market Master Portfolio (MIP)	Institutional Money Market Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	92%

LifePath Retirement Master Portfolio (MIP)	LifePath Retirement Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	51%

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	49%

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LifePath 2010 Master Portfolio (MIP)	LifePath 2010 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	60%

	State Farm LifePath 2010 Portfolio One State Farm Plaza Bloomington, IL 61791	40%

LifePath 2020 Master Portfolio (MIP)	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	63%

	State Farm LifePath 2020 Portfolio One State Farm Plaza Bloomington, IL 61791	37%

LifePath 2030 Master Portfolio (MIP)	LifePath 2030 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	61%

	State Farm LifePath 2030 Portfolio One State Farm Plaza Bloomington, IL 61791	39%

LifePath 2040 Master Portfolio (MIP)	LifePath 2040 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	61%

	State Farm LifePath 2040 Portfolio One State Farm Plaza Bloomington, IL 61791	39%

Prime Money Market Master Portfolio (MIP)	Prime Money Market Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	87%

Russell 2000 Master Portfolio (MIP)	State Farm Russell 2000 Index Fund One State Farm Plaza Bloomington, IL 61710	100%

S&P 500 Index Master Portfolio (MIP)	Diversified Institutional Stock Index Fund Four Manhattanville Road Purchase, New York 10577	25%

International Index Master Portfolio (MIP)	State Farm EAFE Index Fund One State Farm Plaza Bloomington, IL 61791	100%

Item 25. Indemnification

Reference is made to Article IX of the Registrant’s Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant’s By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in

5

such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser.

The Master Portfolios are advised by BGFA, a wholly-owned subsidiary of BGI. BGFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. Information as to the executive officers and directors of BGFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

Item 27. Principal Underwriters.

(a) The Registrant’s placement agent, SEI, acts as distributor for:

SEI Daily Income Trust	July 15, 1982
SEI Liquid Asset Trust	November 29, 1982
SEI Tax Exempt Trust	December 3, 1982
SEI Index Funds	July 10, 1985
SEI Institutional Managed Trust	January 22, 1987
SEI Institutional International Trust	August 30, 1988
The Advisors’ Inner Circle Fund	November 14, 1991
The Advisors’ Inner Circle Fund II	January 28, 1993
Bishop Street Funds	January 27, 1995
SEI Asset Allocation Trust	April 1, 1996
SEI Institutional Investments Trust	June 14, 1996
HighMark Funds	February 15, 1997
Oak Associates Funds	February 27, 1998
The Nevis Fund, Inc.	June 29, 1998
CNI Charter Funds	April 1, 1999
Amerindo Funds Inc.	July 13, 1999
iShares Inc.	January 28, 2000
iShares Trust	April 25, 2000
JohnsonFamily Funds, Inc.	November 1, 2000
The MDL Funds	January 24, 2001
Causeway Capital Management Trust	September 20, 2001
The Japan Fund, Inc.	October 7, 2002
TT International U.S.A. Master Trust	October 6, 2003
TT International U.S.A. Feeder Trust	October 6, 2003
AHA Investment Funds, Inc.	April 11, 2005

SEI provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

6

(b) The following is information with respect to each director, officer or partner of SEI. The principal business address of each director or officer is One Freedom Valley Drive, Oaks, PA 19456.

Name	Positions and Offices with SEI	Positions and Offices with BGIF
William M. Doran	Director	N/A
Carl A. Guarino	Director	N/A
Edward D. Loughlin	Director	N/A
Mark J. Held	Senior Vice President	N/A
Kevin Barr	President and Chief Executive Officer	N/A
Maxine Chou	Chief Financial Officer & Treasurer	N/A
John Munch	General Counsel & Secretary	N/A
Mark Greco	Chief Operations Officer	N/A
Wayne M. Withrow	Director	N/A
Karen LaTourette	Compliance Officer, Anti-Money Laundering Officer & Assistant Secretary	N/A
Maria Rinehart	Vice President	N/A
Michael Farrell	Vice President	N/A
Lori L. White	Vice President & Assistant Secretary	N/A
Robert Silvestri	Vice President	N/A
John Coary	Vice President	N/A
Joanne Nelson	Vice President	N/A
Al DelPizzo	Vice President	N/A

(c) Not applicable.

Item 28. Location of Accounts and Records

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, “Records”) at the offices of IBT, 200 Clarendon Street, Boston, Massachusetts 02116.

(b) BGFA and BGI maintain all Records relating to their services as adviser and administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

(c) SEI maintains all Records relating to its services as distributor at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

(d) IBT maintains all Records relating to its services as sub-administrator and custodian at 200 Clarendon Street, Boston, Massachusetts 02116.

Item 29. Management Services

Other than as set forth under the captions “Item 5, Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 12, Management of the Trust” and “Item 14, Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30. Undertakings

Not applicable.

7

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment No. 32 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 8th day of August, 2005.

MASTER INVESTMENT PORTFOLIO

By:	/s/ Michael A. Latham
Michael A. Latham
Secretary and Treasurer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the 1940 Act, this Amendment No. 32 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title
/s/ Michael A. Latham Michael A. Latham	Secretary and Treasurer (Principal Financial and Accounting Officer)	August 8, 2005

* (Mary G. F. Bitterman)	Trustee	August 8, 2005

* (Jack S. Euphrat)	Trustee	August 8, 2005

* (Lee T. Kranefuss)	Chairman, President and Trustee (Principal Executive Officer)	August 8, 2005

* (Richard K. Lyons)	Trustee	August 8, 2005

* (Leo Soong)	Trustee	August 8, 2005

*By:	/s/ Michael A. Latham
Michael A. Latham
As Attorney-in-Fact pursuant to powers of attorney as previously filed.